SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 12, 2002


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

     On March 12, 2002, Calpine Corporation announced that it closed a new, $1.6-billion secured credit facility. This new facility provides Calpine with capacity for combined cash borrowings and letters of credit of up to $2.0 billion.

     On March 12, 2002, Calpine Corporation reported completion of a significant restructuring of its gas and steam turbine purchase program. This new program reduces previously forecasted capital spending by approximately $1.2 billion and $1.8 billion in 2002 and 2003, respectively, and entails the cancellation of 34 gas turbine generators and one steam turbine generator, which will result in a pre-tax charge to earnings of approximately $161 million in the first quarter of 2002.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits.

        99.0   Press release dated March 12, 2002 - Credit Facility

        99.1   Press release dated March 12, 2002 - Restructured Turbine Program


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  March 12, 2002

EXHIBIT 99.0

NEWS RELEASE                                             Contacts:  408/995-5115
                                       Media Relations:  Katherine Potter, X1168
                                        Investor Relations:  Rick Barraza, X1125


                  CALPINE INCREASES CREDIT LINE TO $2.0 BILLION

                  Closes $1.6-Billion Secured Credit Facility,
               Significantly Enhancing Cash Cushion and Liquidity

     (SAN JOSE, CALIF.) March 12, 2002 - Calpine Corporation [NYSE: CPN], the leading independent power company, announced today that it has closed a new, $1.6-billion secured credit facility. This new facility provides Calpine with capacity for combined cash borrowings and letters of credit of up to $2.0 billion.

     The security for the new $1.6-billion credit facility and the company's amended $400-million credit facility include Calpine's interests in its natural gas properties, the Saltend power plant in the United Kingdom and Calpine's equity investment in nine U.S. power plants. The proceeds of the borrowings under the credit facilities will be used to finance Calpine's capital expenditures and, subject to the limits of Calpine's existing bond indentures, for other general corporate purposes. The credit facilities include:

     o A new $1.0-billion and an amended $400-million revolving credit facility, expiring on May 24, 2003, that together provide $1.4 billion in borrowing and letters of credit capacity;

     o A new two-year, $600-million term loan that will be available upon satisfaction of certain conditions, which the company expects to satisfy within the next 30 days.

     "This substantially expanded facility is an important step in our continuing program to strengthen Calpine's liquidity," said Pete Cartwright, chairman and CEO of Calpine. "We're committed to building a substantial liquidity cushion, and we have made significant progress towards this goal. We are in negotiations on a wide range of additional opportunities to further enhance our liquidity."

     "Over the last six months, Calpine has raised over $6 billion. This new facility demonstrates our ability to continue to raise capital even in today's difficult financial and power markets," said Bob Kelly, president of Calpine Finance. "Calpine remains committed to restoring - or attaining - investment grade ratings and to taking additional steps to enhance its creditworthiness, including repaying debt."

     The banks in the new credit facility are The Bank of Nova Scotia, Citibank, Bank of America, Bayerische Landesbank Girozentrale, Credit Suisse First Boston, Deutsche Bank, The Toronto-Dominion Bank and ING Barings.

2002 Liquidity Update

     Calpine is concluding negotiations for the outsourcing of certain blocks of power for 2002 and continues negotiations for broader alliances involving its Calpine Energy Services (CES) group - each of which will reduce Calpine's liquidity requirements related to CES.

     Calpine provided the following update to its currently anticipated sources and uses of funds for the year 2002. These estimates are subject to further change as the company finalizes the liquidity-enhancing alternatives outlined above and as it monitors the scope and pace of its construction program based on market conditions.

                                                        ($ in millions)
                                                    As of          As Discussed
Sources of Cash                                 March 12, 2002     Jan. 31, 2002
                                                --------------     -------------
  Available Cash
      Cash on hand 01/01/02                       $1,800 (1)          $1,800
      Less cash used to date to repurchase
         zero coupon debentures                     (193)                 --
      Estimated 2002 operating cash flow           1,200 (2)           1,200
      CES cash collateral replaced
         with letters of credit                      480 (3)              --
  Financings
      Credit facilities                            1,000 (4)             750
      Construction revolvers                         125                 125
      California peaker lease                        500 (5)             500
  Other
      Sale of non-strategic assets currently
         under negotiations                          250 (6)              --
                                                  ------              ------
             Total Sources                        $5,162              $4,375
                                                  ------              ------


Uses of Cash
  Construction capital for current program,
      including equipment                         $2,500              $2,500
  Maintenance and gas capital                        250                 250
  Purchase balance of zero coupon debentures         685                 819
  Cash lease payments                                330                 330
  Estimated Enron payments                           140 (7)              --
  Payments for future turbines                        --                 500
      Turbines for financeable projects              261 (11)             --
      Turbines for future projects                   457 (8)              --
                                                  ------              ------
             Total Uses                           $4,623              $4,399
                                                  ------              ------

Net Cash Flow                                     $  539              $  (24)
                                                  ------              ======


Additional Cash Sources
  Canadian Royalty Trust                          $  300 (9)
  Zion sale-leaseback                                150 (10)
  Financings for Future Turbines                     261 (11)
  Sale of Gilroy accounts receivable                 175 (12)
                                                  ------
             Total Additional Cash Sources           886
                                                  ------

Total Estimated Cash Cushion                      $1,425
                                                  ======

--------------------------------

(1) Cash resources include $1.5 billion on hand at year-end, $224 million received in early January 2002 on the PG&E receivables sale and $100 million balance of proceeds from the $1.2 billion convertible senior notes offering received in early January 2002.

(2) Annual operating cash flow for 2002 is based on an initial earnings estimate of $1.70 per share, which is expected to generate approximately $2 billion of EBITDA, as adjusted. Annual operating cash flow equals EBITDA, as adjusted, plus non-cash operating lease expense of $200 million, less $900 million of cash interest and $100 million of cash taxes.

(3) Represents an increase to available cash from CES cash deposits made in 2001 that will be replaced with letters of credit.

(4) Estimated cash borrowing capacity after utilizing approximately $1.0 billion of letters of credit capacity.

(5) Calpine is proceeding with the completion of a sale-leaseback transaction of its 11 California peaker facilities. This transaction is expected to generate $500 million of cash that will be received throughout 2002 as the power facilities enter commercial operation.

(6) Calpine is currently in negotiations on the sale of several non-strategic assets, which could generate approximately $250 million in cash as early as the end of the second quarter.

(7) Represents an approximation of the company's current estimate of the net amount due Enron upon the final settling of all transactions between Calpine and Enron.

(8) Represents the current estimate for 2002 capital spending for future turbines (also, see Note 11).

(9) The company is establishing a Canadian Royalty Trust to monetize its Canadian power generation assets that could generate approximately $300 million by the end of the second quarter.

(10) Calpine  is   currently   analyzing   an   opportunity   to  enter  into  a
     sale-leaseback transaction for its Zion power plant that could generate approximately $150 million of cash by the end of the second quarter.

(11) Certain turbines are assigned to future projects with long-term contracts, providing Calpine with the flexibility to obtain project debt to finance this equipment.

(12) The company is evaluating monetizing its Gilroy power plant accounts receivable due from PG&E. This transaction could take place by the end of the third quarter.

Conference Call Information

     Calpine will host a conference call to discuss its new, expanded credit facility and provide an update on its strengthened liquidity position. The conference call will occur today, March 12, 2002, at 10:00 am PST. To participate via the teleconference (in listen-only mode), please dial 1-973-628-6885 (for domestic and international callers). In addition, Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on the investor relations page of Calpine's web site at www.calpine.com.

About Calpine

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 29 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns and markets 1.3 trillion cubic feet of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms (iv) unseasonable weather patterns that produce reduced demand for power (v) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers (vi) cost estimates are preliminary and actual costs may be higher than estimated (vii) a competitor's development of lower-cost generating gas-fired power plants (viii) risks associated with marketing and selling power from power plants in the newly-competitive energy market (ix) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas, (x) the effects on the Company's business resulting from the liquidity in the trading and power industry, (xi) the Company's ability to access the capital markets on similar attractive terms,
(xii) the direct or indirect effects on the Company's business of a lowering of its credit rating (or actions it may take in response to changing credit ratings criteria), including, increased collateral requirements, refusal by the Company's current or potential counter parties to enter into transactions with it and its inability to obtain credit or capital in amounts or on favorable terms, and (xiii) other risks identified from time to time in our reports and registration statements filed with the SEC, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2000, as restated in our Current Report on Form 8-K filed on September 10, 2001, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, which can be found on the Company's web site at www.calpine.com. All information set forth in this press release is as of today's date, and the Company undertakes no duty to update this information.

EXHIBIT 99.1

NEWS RELEASE                                             Contacts:  408/995-5115
                                       Media Relations:  Katherine Potter, X1168
                                        Investor Relations:  Rick Barraza, X1125


                 CALPINE ANNOUNCES RESTRUCTURED TURBINE PROGRAM,
                      RESULTING IN MORE THAN $3-BILLION OF
                    CAPITAL SPENDING REDUCTIONS IN 2002/2003

     (SAN JOSE, CALIF.) March 12, 2002 -- Calpine Corporation [NYSE:CPN] today reported that it has completed a significant restructuring of its gas and steam turbine purchase program. This new turbine program reduces previously forecasted capital spending by approximately $1.2 billion in 2002 and $1.8 billion in 2003. These cash savings are the result of agreements with its major turbine manufacturers, including GE Power Systems (GE), Siemens Westinghouse (Siemens) and Toshiba, to defer or cancel existing turbine orders.

     The first phase of the restructured turbine program includes agreements with GE, Siemens and Toshiba to adjust the timing of delivery and related payment schedules. With these agreements, Calpine has deferred the delivery and payment on 81 turbines originally slated for delivery between 2002 and 2005. Calpine will not incur any additional cash charges as a result of its revised turbine delivery and payment schedule.

     In phase two of this program, Calpine has cancelled orders for 34 GE gas turbines and one GE steam turbine. As a result of this cancellation, Calpine will record a non-cash, pre-tax charge to earnings in the first quarter of 2002 of approximately $161 million, which includes financing costs to date. After netting the amount of Calpine's turbine payments with GE's cancellation fee, Calpine's cash payment to affect the cancellation is immaterial.

     "Calpine's restructured turbine program further demonstrates our commitment to reducing capital expenditures in the face of short-term conditions in the power and financial markets," said Pete Cartwright, Calpine Chairman and CEO. "We continue to evaluate a full range of options to further enhance our financial strength. We are doing what it takes to increase liquidity and enhance creditworthiness while bringing new power generation capacity on line when - and only when - power and capital market conditions warrant."

     With its new turbine program in place, Calpine has 127 F-type gas turbines on order for delivery between 2002 and 2007. The company will continue to evaluate the economics of the current program, including its cancellation and deferral options, and may continue to restructure the program in the future.

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 29 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns and markets 1.3 trillion cubic feet of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms (iv) unseasonable weather patterns that produce reduced demand for power (v) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers (vi) cost estimates are preliminary and actual costs may be higher than estimated (vii) a competitor's development of lower-cost generating gas-fired power plants (viii) risks associated with marketing and selling power from power plants in the newly-competitive energy market (ix) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas, (x) the effects on the Company's business resulting from the liquidity in the trading and power industry, (xi) the Company's ability to access the capital markets on similar attractive terms,
(xii) the direct or indirect effects on the Company's business of a lowering of its credit rating (or actions it may take in response to changing credit ratings criteria), including, increased collateral requirements, refusal by the Company's current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in amounts or on favorable terms, and (xiii) other risks identified from time to time in our reports and
registration   statements  filed  with  the  SEC,  including  the  risk  factors identified in our Annual Report on Form 10-K for the year ended December 31, 2000, as restated in our Current Report on Form 8-K filed on September 10, 2001, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001. All information set forth in this press release is as of today's date, and the Company undertakes no duty to update this information.